UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2025

ARTELO BIOSCIENCES, INC.
(Exact name of Company as specified in its charter)

Nevada	001-38951	33-1220924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Lomas Santa Fe, Suite 160 Solana Beach, CA USA	92075
(Address of principal executive offices)	(Zip Code)

(858) 925-7049

(Company’s telephone number, including area code)

_________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARTL	The Nasdaq Stock Market LLC

Indicate by check mark whether the Company is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 1, 2025 (the “Effective Date”), Artelo Biosciences, Inc. (the “Company”) entered into a Consulting Agreement (the “Consulting Agreement”) with ABK Labs, Inc., a Delaware corporation (“ABK Labs”). Pursuant to the Consulting Agreement, ABK Labs will provide strategic advisory services to the Company related to the development, implementation, and communication of the Company’s digital asset strategy, as well as business development, financial and technical advisory, investor relations, and other related support services. The term of the Consulting Agreement is four years from the Effective Date, with automatic renewal for additional 12-month periods unless terminated by either party upon 30 days’ prior written notice.

As consideration for the services to be provided under the Consulting Agreement, the Company has agreed, subject to approval by the Company’s board of directors, to issue to ABK Labs warrants (the “ABK Labs Warrants”) to purchase up to 55,000 shares of the Company’s common stock, par value $0.001 per share, at an exercise price of $10.20 per share.

The ABK Labs Warrants will vest and become exercisable in tranches, subject to ABK Labs’ continued service and the achievement of certain performance milestones, including the Company’s market capitalization reaching specified thresholds. The ABK Labs Warrants provide for acceleration of vesting upon the achievement of certain milestones or in connection with certain termination or change in control events, as described in the ABK Labs Warrants. Any unvested portion of the ABK Labs Warrants will be forfeited upon termination of service, subject to certain exceptions. The ABK Labs Warrants are exercisable for cash or on a cashless basis, and are subject to adjustment in the event of stock splits, combinations, mergers, or similar events. The ABK Labs Warrants and the shares issuable upon exercise thereof have not been registered under the Securities Act of 1933, as amended (the “Securities Act’), and may not be transferred or exercised except pursuant to an effective registration statement or an available exemption from registration. The ABK Labs Warrants will be issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act and in reliance on similar exemptions under applicable state laws.

The Consulting Agreement contains customary confidentiality, indemnification, and termination provisions. ABK Labs will serve as an independent contractor.

The foregoing descriptions of the ABK Labs Warrants and the Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The securities described herein have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1*	Common Stock Warrant issued to ABK Labs, Inc., dated August 1, 2025
10.1	Consulting Agreement by and between Artelo Biosciences, Inc. and ABK Labs, Inc., dated August 1, 2025

* Portions of this exhibit have been omitted pursuant to Item 601 of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2025	ARTELO BIOSCIENCES, INC.

/s/ Gregory D. Gorgas
	Name:	Gregory D. Gorgas
	Title:	Chief Executive Officer and President

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